Exhibit 99.1

IA GLOBAL ANNOUNCES SIGNING A BUSINESS PROCESSING AND MARKETING SERVICES AGREEMENT WITH HTMT GLOBAL SOLUTIONS LIMITED, A PART OF MULTI-BILLION CONGLOMERATE HINDUJA GROUP.

SAN FRANCISCO, CA. January 9, 2009/Business Wire

IA Global Inc. (NYSE Alternext US: IAO) (the “Company”) announced that it has signed a long term Business Processing and Marketing Services Agreement with HTMT Global Solutions Limited (HTMT). The Company’s Philippine subsidiary Global Hotline Philippines (GHP) will immediate commence working on sales and marketing promotional activities under this agreement. GHP will also extensively use HTMT’s world class infrastructure, certifications, and extensive call center facilities to deliver services to GHP’s growing client base. Under a revenue sharing and collocation basis GHP can now undertake large scale outsourcing projects without the need to infuse new capital to build out additional call center facilities. IA Global and GHP decided to work with HTMT after reviewing the excellence of HTMT’s business operations and the close cultural fit between the respective organizations. During the past five months GHP has experienced remarkable expansion with the number of agent seats growing from the initial 46 seats to approximately 300 seats by December 31, 2008. GHP has further expanded its business in Australia and the US with the addition of new contracts.

The Company reconfirmed that its earlier projections regarding annualized revenues and profitability at GHP remain solidly on track. The Company also anticipates making further announcements concerning GHP’s client base and supporting contracts before the end of January, 2009.

About HTMT Global Solutions

HTMT Global Solutions, part of the multi-billion dollar conglomerate, Hinduja Group excels in providing outsourcing solutions that include Back Office Processing, Contact Center services to its global clientele comprising several Fortune 500 Companies. HTMT Global Solutions has been ranked the Best performing Call Center Worldwide by the Global Services Magazine in association with Neo IT in January 2007. HTMT Global has marketing offices in North America & UK and 20 delivery centers in 6 countries including United States, Canada, and Philippines. The Company employs approximately 13,000 people worldwide.

http://www.htmtglobal.com/

About the Hinduja Group

The Hinduja Group is a multi-billion dollar global investment and banking group with a diversified global portfolio of holdings across the manufacturing services and banking sectors. The Group, founded by Shri P.D. Hinduja in 1914, has activities across three core areas: Investment Banking, International Trading and Global Investments. As part of its Global investments, the Group owns businesses in Automotive, Information Technology, Media, Entertainment & Communications, Banking & Finance, Infrastructure Project Development, Chemicals & Agri business, Energy, Real Estate and Healthcare.

http://www.htmtglobal.com/hinduja-group.html

About IA Global, Inc.

IA Global, Inc. (“IA Global”) is a rapidly growing Business Process Outsourcing (“BPO”) and Financial Services corporation targeting the B2B and B2C markets in the Asia Region, the US and Australia. The Company is actively seeking to expand its investments in the BPO, B2B and Financial services sectors. In Japan, IA Global is 100% owner of Global Hotline, Inc., a BPO organization, operating several major call centers providing primarily outbound telemarketing services for telecommunications and insurance products. In the Philippines, IA Global is the 100% owner of Global Hotline Philippines Inc., a BPO organization, providing inbound and outbound telemarketing services, and collocation facilities to a variety of industries. In the Asia Pacific region, the Company has equity investments of 25.0% in GPlus Media Co Ltd, 20.25% in Slate Consulting Co Ltd, 36.0% in Australian Secured Financial Limited and 16% in Taicom Securities Co. Ltd.

For further information, contact:

Investor Relations

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

415-946-8828 (t)

415-946-8801 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of IA Global. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital to support our operations and projections of revenues and profitability. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.